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          BlackRock Mid Cap Dividend Series, Inc. (the "Registrant")
           ---------------------------------------------------------
                        BlackRock Mid Cap Dividend Fund

77Q1(a):

Copies of any material amendments to the Registrant's charter or by-laws

Attached please find as an exhibit to sub-item 77Q1(a) of Form N-SAR, a copy of the Registrant's Articles Supplementary dated January 25, 2018 and filed with the State Department of Assessments and Taxation of the State of Maryland.

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                                                                EXHIBIT 77Q1(A)

                    BLACKROCK MID CAP DIVIDEND SERIES, INC.

                            ARTICLES SUPPLEMENTARY

   BLACKROCK MID CAP DIVIDEND SERIES, INC., a Maryland corporation (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of the State of Maryland that:

   FIRST: The Corporation is registered as an open-end company under the Investment Company Act of 1940, as amended, with the authority to issue Two Hundred Twenty-Two Million Five Hundred Thousand (222,500,000) shares of capital stock as follows:

          Series and Classes               Number of Authorized Shares
          ------------------               ---------------------------
          BlackRock Mid Cap Dividend Fund
             Institutional Common Stock             20,000,000
             Investor A Common Stock                40,000,000
             Investor B Common Stock                40,000,000
             Investor C Common Stock                40,000,000
             Class R Common Stock                   40,000,000
                 Total:                            180,000,000

The remaining Forty-Two Million Five Hundred Thousand (42,500,000) shares of authorized capital stock will not be designated as to any series or class.

All shares of all classes of the capital stock of the Corporation have a par value of Ten Cents ($0.10) per share and an aggregate par value of Twenty-Two Million Five Hundred Thousand Dollars ($22,500,000).

   SECOND: Pursuant to authority expressly vested in the Board of Directors of the Corporation by Section 2-105(c) of the Maryland General Corporation Law and the Corporation's charter, the Board of Directors hereby (a) reclassifies Forty Million (40,000,000) authorized but unissued shares of Investor B Common Stock of BlackRock Mid Cap Dividend Fund Series as Class K Common Stock of BlackRock Mid Cap Dividend Fund Series, (b) reclassifies Forty-Two Million Five Hundred Thousand (42,500,000) authorized but unissued shares of capital stock of the Corporation as Class K Common Stock of BlackRock Mid Cap Dividend Fund Series and (c) increases the total number of authorized shares of capital stock of the Corporation by One Billion Nine Hundred Seventeen Million Five Hundred Thousand (1,917,500,000) and designates such newly authorized shares as Class K Common Stock of BlackRock Mid Cap Dividend Fund Series.

   THIRD: After the reclassification of authorized but unissued shares of capital stock of the Corporation and the increase in the number of authorized shares, the Corporation will have

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the authority to issue Two Billion One Hundred Forty Million (2,140,000,000)
shares of capital stock as follows:

          Series and Classes               Number of Authorized Shares
          ------------------               ---------------------------
          BlackRock Mid Cap Dividend Fund
             Institutional Common Stock              20,000,000
             Investor A Common Stock                 40,000,000
             Investor C Common Stock                 40,000,000
             Class R Common Stock                    40,000,000
             Class K Common Stock                 2,000,000,000
                 Total:                           2,140,000,000

All shares of capital stock of the Corporation will have a par value of Ten Cents ($0.10) per share and an aggregate par value of Two Hundred Fourteen Million Dollars ($214,000,000).

   FOURTH: All of the shares of the Corporation's capital stock continue to have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as currently set forth in the Corporation's charter.

                           [signatures on next page]

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   IN WITNESS WHEREOF, BLACKROCK MID CAP DIVIDEND SERIES, INC. has caused these
Articles Supplementary to be signed in its name and on its behalf by the person named below who acknowledges that these Articles Supplementary are the act of the Corporation and that, as to all matters and facts required to be verified under oath and to the best of his knowledge, information and belief under the penalties of perjury, the matters and facts set forth herein are true in all material respects, as of this 25th day of January 2018.

ATTEST:                   BLACKROCK MID CAP DIVIDEND SERIES, INC.

/s/ Benjamin Archibald    By:  /s/ John M. Perlowski
------------------------       ------------------------------------------------
Benjamin Archibald             John M. Perlowski
Secretary                      President and Chief Executive Officer

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